Exhibit 10.1

SUPPLEMENTAL AGREEMENT
This SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”) is made as of September 26, 2013 by and between BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC (the “Company”) and ASIASONS CAPITAL LIMITED (the “Subscriber”).
WHEREAS, the Company and the Subscriber have entered into a Subscription Agreement (the “Subscription Agreement”) dated September 16, 2013 in respect of the issue and sale by the Company to the Subscriber and the purchase by the Subscriber of 9,960,159 new units of the Company’s Class B Units at the issue price of US$ 5.02 for each new Unit issued, subject to the terms and conditions of the Subscription Agreement.
WHEREAS, the Company and the Subscriber wish to supplement the Subscription Agreement in accordance with the terms and conditions set out in this Supplemental Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and confirm that the Subscription Agreement shall be supplemented and amended as follows:

ARTICLE 1
DEFINITIONS
In this Supplemental Agreement, unless the context otherwise requires, all expressions used in this Supplemental Agreement and which are defined in the Subscription Agreement shall have the same definition and interpretation in this Supplemental Agreement.
ARTICLE 2
NEW SHARES AND ADVISORY FEES
At the Closing:
(i)     the Total Purchase Price shall be satisfied by the Subscriber by allotting and issuing to the Company 53,146,970 Shares (“New Shares”), each New Share to be issued at an issue price of S$1.1948.
(ii)    the Subscriber shall be responsible for the introduction fees of the Advisors (which was agreed between the Advisors and the Company) and the Subscriber shall pay for such introduction fees by way of the allotment and issue to the Advisors of 3,482,386 Shares, each Share to be issued at the issue price of S$1.1948.
ARTICLE 3
INCORPORATION

This Supplemental Agreement shall be construed as one with the Subscription Agreement. Accordingly, the term “Agreement” as used in the Subscription Agreement and all other instruments and agreements executed thereunder or pursuant thereto shall for all purposes refer to the Subscription Agreement as supplemented and amended by this Supplemental Agreement. Except to the extent that the Subscription Agreement is expressly supplemented and amended by the terms of this Supplemental Agreement, all terms and conditions of the Subscription Agreement and all other instruments and agreements executed thereunder or pursuant thereto shall remain in full force and effect.

ARTICLE 4
GOVERNING LAW; JURISDICTION.

This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state. Any legal action or proceeding with respect to this Supplemental Agreement will be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, each sitting in New York City, and, by execution and delivery of this Supplemental Agreement, each party hereby accepts for itself and, to the extent permitted by law, in respect of its property, generally, and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. This submission to jurisdiction is exclusive and precludes a Party from obtaining jurisdiction over another party in any court otherwise having jurisdiction; provided, however, that a party to this Supplemental Agreement will be entitled to enforce an order of judgment of such court in any United States or foreign court having jurisdiction over any other party with respect to which such enforcement is being sought.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the date indicated above.

COMPANY

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer

SELLER

ASIASONS CAPITAL LIMITED

By:	/s/ Ng Teck Wah
	Name:	Ng Teck Wah
	Title:	Joint Managing Director